Exhibit 99

NEWS RELEASE

Contact: Helen G. Kolar
Marketing Department
814-765-9621

FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION ANNOUNCES OPENING OF THE FIRST ERIEBANK OFFICE

Clearfield, Pennsylvania – August, 2006

CNB Financial Corporation announces the opening of ERIEBANK’s first office on Monday, August 21, 2006, located at 7200 Peach Street, Summit Towne Center in Erie, Pennsylvania. This full service office will serve as a temporary location until the completion of its four planned offices which is expected to occur within the next two years. In addition to this new full service office, ERIEBANK offers a Private Banking Division, now located at 1001 State Street in Erie.

ERIEBANK, a Division of County National Bank, the principal subsidiary of CNB Financial Corporation, is a Bank that is being developed by the people and business leaders of Erie, for the people and businesses of Erie. It started operations in October, 2005 as a loan production office.

CNB Financial Corporation [NASDAQ: CCNE], headquartered in Clearfield, PA, is a leader in providing integrated financial solutions, which create value for both consumers and businesses. These consist of a family of traditional and innovative products and services developed to support the evolving needs of our customers. For over 140 years, the Corporation has proudly built long-term customer relationships by being reliable, innovative and competitively priced.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.